UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): November 2, 2026
KONTOOR BRANDS, INC.

(Exact name of registrant as specified in charter)

North Carolina	001-38854	83-2680248
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification number)
400 N. Elm Street
Greensboro, North Carolina 27401
(Address of principal executive offices)
(336) 332-3400
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Common Stock, no par value	KTB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01. Completion of Acquisition or Disposition of Assets.
On November 2, 2026, Kontoor Brands, Inc. (the “Company”) completed the previously announced sale (the “Transaction”) of all of the outstanding shares of capital stock of The H.D. Lee Company, Inc., a Delaware corporation, a wholly-owned subsidiary of the Company (“Lee”), to ABG-Storm LLC, a Delaware limited liability company, an affiliate of Authentic Brands Group (“Buyer”), pursuant to a Stock Purchase Agreement (the “Purchase Agreement”), dated May 20, 2026, among the Company, Buyer and Lee. Pursuant to the Purchase Agreement, the Company received $750 million in cash at closing of the Transaction from Buyer, subject to customary post-closing adjustments for cash, indebtedness, transaction expenses and net working capital, with an additional $250 million earnout opportunity based on the performance of the Lee business over a five-year period.
The foregoing description of the Purchase Agreement is not complete and is qualified entirety by reference to the Purchase Agreement, which is filed as Exhibit 2 hereto and is incorporated by reference.

The foregoing summary has been included to provide security holders with information regarding the terms of the Purchase Agreement. It is not intended to provide any factual information about the Company, Lee or Buyer. The representations and warranties contained in the Purchase Agreement were made by the parties to each other as of specific dates and the assertions embodied in these representations and warranties were made solely for purposes of the Purchase Agreement and may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating their terms. Moreover, certain representations and warranties may not be accurate or complete as of any specified date because they are subject to a contractual standard of materiality that is different from what may be viewed as material to shareholders or were used for the purpose of allocating risk between the parties rather than establishing matters as facts. Based upon the foregoing reasons, investors should not rely on the representations and warranties as statements of factual information.
Item 7.01. Regulation FD Disclosure.
On November 3 2026, the Company issued a press release announcing the completion of the sale of the Lee business to Buyer. A copy of the press release is furnished as Exhibit 99.1 to this Current Report and is incorporated by reference herein.
The information contained under Item 7.01 of this Current Report on Form 8-K (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act except as may be expressly set forth by specific reference in such filing.
Item 9.01. Financial Statements and Exhibits.
(b) Pro Forma Financial Information
The unaudited pro forma condensed consolidated financial information of Kontoor Brands, Inc. reflecting the Transaction, including the unaudited pro forma condensed consolidated balance sheet as of October 3, 2026; the unaudited pro forma condensed consolidated statements of operations for the nine months ended October 3, 2026 and the years ended January 3, 2026, December 28, 2024 and December 30, 2023; and notes thereto are filed herewith as Exhibit 99.2 and incorporated herein by reference.
(d) Exhibits.

Exhibit No.	Description
2	Stock Purchase Agreement, dated as of May 20, 2026, among Kontoor Brands, Inc., ABG-Storm LLC and the H.D. Lee Company, Inc. (incorporated by reference to Exhibit 2 to the Company's Form 8-K filed with the SEC on May 21, 2026)*
99.1	Press release issued by Kontoor Brands, Inc., dated November 3, 2026, announcing the completion of the sale of the Lee business to Authentic Brands Group
99.2	Kontoor Brands, Inc. unaudited pro forma condensed consolidated financial information
104	Cover Page Interactive Data File - The cover page interactive data file does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document.
* The disclosure schedules and similar attachments to this agreement are not being filed herewith. The registrant agrees to furnish supplementally a copy of any such schedules or attachments to the Securities and Exchange Commission upon request.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KONTOOR BRANDS, INC.
Date: November 6, 2026	By:	/s/ Thomas L. Doerr, Jr.
	Name:	Thomas L. Doerr, Jr.
	Title:	Executive Vice President, Chief Legal Officer & Secretary